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                           SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 [Amendment No. ______]


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[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     On February 10, 1998, SK Parent issued the following press release:

                             FOR IMMEDIATE RELEASE
                             ---------------------
                       Contact:  David Reno/Fred Bratman
                              Sard Verbinner & Co
                                 212/687-8080



                          SK PARENT CORP. AFFIRMS ITS
                      COMMITMENT TO ACQUIRE SAFETY-KLEEN


     February 10, 1998 - New York, New York - SK Parent Corp., a company owned equally by Philip Services Corp. (NYSE: PHV), affiliates of Apollo Management, L.P. and affiliates of Blackstone Management Partners III L.L.C., announced today that it was gratified by the decision of the Safety-Kleen Corp. (NYSE: SK) Board to reject Laidlaw Environmental Services, Inc.'s (NYSE: LLE) revised hostile exchange offer and to reaffirm its recommendation of the $27 per share merger agreement with SK Parent.

     SK Parent and its three partners remain committed to the Safety-Kleen merger and believe that the benefits of the transaction remain as compelling today as when Safety-Kleen entered into the definitive merger agreement with SK Parent in late November.

     As was disclosed in Safety-Kleen's SEC filings yesterday, Philip Services has delivered a letter to Safety-Kleen stating that although bank approvals are required, based on the discussions had with Philip's lead bankers, Philip is confident that the commitment for funding Philip's portion of the SK Parent equity will be in place in advance of the Safety-Kleen shareholders meeting and Philip's funding will be in place when required. Apollo and Blackstone each confirmed today that the funding for their portion of the equity of SK Parent will be in place when required. SK Parent also stated that it is in the process of finalizing the documentation with respect to the credit agreement for the debt financing necessary to consummate the $27 per share merger with Safety-Kleen.